Exhibit 1.1

EXECUTION COPY

$300,000,000

F.N.B. Corporation

2.200% Senior Notes due 2023

Underwriting Agreement

February 19, 2020

Goldman Sachs & Co. LLC

BofA Securities, Inc.

As representatives of the several Underwriters

named in Schedule I hereto

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

F.N.B. Corporation, a Pennsylvania corporation (the “Company”), proposes to sell to the underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300 million aggregate principal amount of its 2.200% Senior Notes due 2023 (the “Securities”) to be issued under an indenture, to be dated as of February 24, 2020 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, to be dated as of February 24, 2020 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-224979) including a prospectus, for the registration under the Securities Act of the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the

“Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it became effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of the Underwriters pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 2:52 P.M., New York City time, on February 19, 2020 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated February 19, 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2.    Purchase of the Securities by the Underwriters.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price of 99.625% of the aggregate principal amount thereof, plus any accrued and unpaid interest thereon.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of Squire Patton Boggs (US) LLP at 10:00 A.M., New York City time, on February 24, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery of the Securities in the form of one or more permanent global securities in definitive form deposited with or on behalf of the Trustee as custodian for The Depository Trust Company (“DTC”) for credit to the respective accounts of the Underwriters and registered in the name of Cede & Co., as nominee for DTC. Interests in the permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.

(e)    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.    Representations and Warranties. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)    Time of Sale Information. The Time of Sale Information as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, and (ii) the documents listed on Annex A hereto and any electronic road show or other written communications approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the most recent effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements; Non-GAAP Financial Measures. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. To the extent applicable, all disclosures contained in the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations thereunder and Item 10 of Regulation S-K under the Securities Act, as applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale

Information and the Prospectus, as amended and supplemented immediately prior to the Time of Sale, there has not been any material adverse change or any development involving a prospective material adverse change in the financial condition, results of operations, business or stockholders’ equity of the Company and its subsidiaries taken as a whole.

(h)    Organization and Good Standing of the Company. The Company has been duly organized and is validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the financial condition, business affairs or prospectus, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities or this Agreement (a “Material Adverse Effect”).

(i)    Organization and Good Standing of Significant Subsidiaries. Each significant subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company (each a “Significant Subsidiary”) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable (except as provided by 12 U.S.C. §55 or any comparable provision of applicable state law); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not have any subsidiary not listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 that was required to be so listed.

(j)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights.

(k)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)    Indenture. Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company in accordance with the terms of this Agreement, will be duly executed and delivered by the Company. Following such execution and delivery, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The Indenture has been duly qualified under the Trust Indenture Act and complies in all material respects with the applicable requirements of the Trust Indenture Act.

(n)    Securities. The Securities have been duly authorized and, when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters on the Closing Date against payment therefor, will be validly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and the Securities, when issued and delivered, will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.

(o)    Accuracy of Statements. The statements set forth in the Time of Sale Information and the Prospectus under the captions “Description of the Notes,” “Certain U.S. Federal Income Tax Considerations,” “Certain ERISA Considerations,” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, constitute an accurate summary of the matters set forth therein in all material respects.

(p)    No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, to have a Material Adverse Effect.

(q)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”), the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

(r)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s)    Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect; to the best of the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(t)    Independent Accountants. Ernst & Young LLP, the Company’s independent registered public accounting firm, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)    Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course (other than any such revocation or modification, or any such non-renewal, that would not, individually or in the aggregate, have a Material Adverse Effect).

(w)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x)     Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting was effective as of December 31, 2019, and the Company was not aware of any material weaknesses in its internal control over financial reporting at such time.

(y)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(z)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)    No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State (including, without limitation, through the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s

Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(bb)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(cc)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company to facilitate the sale of the Securities.

(dd)    Business with Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida, as amended) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(ee)    Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any other regulation of such Federal Reserve Board.

(ff)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg)    Status under the Securities Act. At the time of filing of the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act and, in each case, at the times specified in the Securities Act in connection with the offering of the Securities. As of the Closing Date, the Company will have paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein).

(hh)    Bank Holding Company Act. The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

(ii)    Deposit Insurance. The deposit accounts of each of the Company’s bank subsidiaries are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC; such subsidiaries have paid all premiums and assessments required by the FDIC and the regulations thereunder; and no proceedings for the termination of such insurance are pending or, to the best of the Company’s knowledge, threatened.

(jj)    Bank Regulatory Authorities. Each of the Company and its subsidiaries are in compliance with all applicable laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency, the Pennsylvania Department of Banking and Securities, and any other federal or state bank regulatory authorities with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)    Absence of Consent Decrees. Neither the Company nor any of its subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Bank Regulatory Authorities charged with the supervision or insurance of depository institutions or their holding companies.

(ll)    Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data resulting in a loss of Company or customer data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(nn)    Title to Intellectual Property. The Company and its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its Significant Subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would result in a Material Adverse Effect.

(oo)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(pp)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except with respect to any taxes that are currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for tax deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(qq)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case except as would not have a Material Adverse Effect.

(rr)    Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ss)    Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.

(tt)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a

“Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the applicable minimum funding standard of Sections 412, 430 and 431 of the Code or Sections 302, 303 and 304 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), and no Plan is currently, and none is reasonably expected to be, in “at risk status” within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code; (iv) the fair market value of the assets of each Plan subject to Section 401(a) of the Code exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(uu)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate, in the reasonable belief of the Company, to protect the Company and its subsidiaries and their respective businesses; neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company reasonably believes that it will be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(vv)    No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ww)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xx)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)    Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects.

(zz)    Investor Presentation. The written and oral communications made by the Company in connection with its investor presentation of February 18, 2020 in connection with the offering of the Securities (the “Investor Presentation”) did not include any material non-public information, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and did not constitute an offering of the Securities.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than as either of them may be deemed to be amended or supplemented due to the filing of any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, except for any Current Reports on Form 8-K or other filings under the Exchange Act relating specifically to the offering contemplated hereby), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and, subject to the proviso at the end of Section 4(f) hereof, the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f)    Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for offer and sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to or take any action which would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities issued by the Company or guaranteed by the Company and having a tenor of more than one year.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(j)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)    Reports. For a period of two years after the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to all holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)    Clearance and Settlement. The Company will cooperate with the Representatives and use all commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, if there are any debt securities, including the Securities, or preferred stock of, or other securities guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate of Chief Executive Officer or an Executive Vice President of the Company and the chief financial or chief accounting officer of the Company or such other officer(s) as are satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinion and 10b-5 Statement of Counsel for the Company.

(i)    Reed Smith LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A-1 hereto.

(ii)    James G. Orie, Chief Legal Officer of the Company, shall have furnished to the Representatives his written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A-2 hereto.

(h)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Squire Patton Boggs (US) LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)    Clearance, Settlement and Trading. On or prior to the Closing Date, the Securities shall be eligible for clearance, settlement and trading in book-entry form through the facilities of DTC.

(k)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the Commonwealth of Pennsylvania and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)    Chief Financial Officer’s Certificate. The Company shall have furnished to the Underwriters, on the date of this Agreement and on the Closing Date, a certificate of the Company, signed by the Company’s Chief Financial Officer, in each case in the form attached as Exhibit B hereto.

(m)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, partners, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Investor Presentation, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the eighth and ninth paragraphs dealing with stabilizing transactions under the caption “Underwriting”.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in any jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one firm of local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers, employees, partners, agents and any control persons of such Underwriter shall be designated in writing by Goldman Sachs & Co. LLC and any such separate firm for the Company, its directors and its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. To the extent the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, Inc., the Nasdaq Stock Market LLC or the over-the-counter market, or minimum or maximum prices shall have been generally established on any of such stock exchanges or the over-the-counter market by the Commission or FINRA; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased hereunder, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of

Securities to be purchased hereunder, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any registrar or paying or authenticating agent for the Securities; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, if any; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Upon consummation of the sale of the Securities, the Company shall reimburse the Underwriters’ for all out-of-pocket costs and expenses that shall have been reasonably incurred by the Underwriters in connection with the purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges (together, the “Fees and Expenses”). If this Agreement is terminated by the Underwriters pursuant to Section 6 or 9, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all Fees and Expenses.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters (other than any defaulting Underwriter) for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 7 and 11 hereof.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, affiliates, employees, partners, agents and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282; Attention: Registration Department; BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020 (Fax: 212-901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal. Notices to the Company shall be given to it at One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212 (Fax: 724-983-3515), Attention: Vince Calabrese.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)    Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(h)    Certain Definitions.

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

F.N.B. CORPORATION

By:	/s/ Vincent J. Calabrese Jr.
Name: Vincent J. Calabrese Jr.
Title: CFO

Accepted: February 19, 2020

GOLDMAN SACHS & CO. LLC

By:	/s/ Samuel Chaffin
Name: Samuel Chaffin
Title: Vice President

BOFA SECURITIES, INC.

By:	/s/ Robert J. Little
Name: Robert J. Little
Title: Managing Director

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Aggregate Principal Amount of Securities
Goldman Sachs & Co. LLC	$142,500,000
BofA Securities, Inc.	$127,500,000
Keefe, Bruyette & Woods, Inc.	$15,000,000
Piper Sandler & Co.	$15,000,000

Total	$300,000,000

S-1

Annex A

Time of Sale Information

Final Term Sheet with respect to the Securities dated February 19, 2020, substantially in the form of Annex B of this Agreement.

Annex A-1

Annex B

PRICING TERM SHEET

Annex B-1

Exhibit A-1

Form of Opinion of Reed Smith LLP

(a)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act.

(b)    The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related notes thereto and the other financial, accounting and statistical information and data included or omitted therein or the documents incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto, as to which such counsel need express no opinion) as of their respective effective or issue dates appeared on their face to be responsive as to form in material respects with the requirements of the Securities Act.

(c)    The Company is duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania.

(d)    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(e)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), and conforms in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act.

(f)    The Securities have been duly authorized for issuance under the Indenture and executed by the Company and, when duly authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters on the Closing Date against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and the Securities, when issued and delivered, will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.

Exhibit A-1-1

(g)    The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not (i) result in any violation of the provisions of the charter or bylaws of the Company or (ii) result in the violation of any U.S. federal law or State of New York law or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority thereunder that in each case we have, in the exercise of customary professional diligence, recognized as applicable to the Company and to transactions of the type contemplated by the Transaction Documents, except in the case of clause (ii) above, for any violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(h)    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority under any U.S. federal law or State of New York law that, in each case, we have, in the exercise of customary professional diligence, recognized as applicable to the Company and to transactions of the type contemplated by the Transaction Documents, is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, which has been made, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA or under applicable state securities laws as to which such counsel express no opinion, in connection with the purchase and distribution of the Securities by the Underwriters.

(i)    The statements in the Time of Sale Information and Prospectus under the headings “U.S. Federal Income Tax Considerations,” “Certain ERISA Considerations” and “Description of the Notes,” to the extent that such statements purport to summarize the terms of legal documents specifically referred to therein, matters of law or legal conclusions, in each case subject to the qualifications, exceptions and limitations described therein, are accurate in all material respects.

(j)    The Company is not and, after giving effect to the application of the proceeds received by the Company from the offering and sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(k)    No order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the knowledge of such counsel, threatened by the Commission.

(l)    The Company is duly registered as a bank holding company and qualified as a financial holding company under the BHC Act; and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold

Exhibit A-1-2

its properties and to conduct the businesses as described in the Registration statement, the Time of Sale Information and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(m)    Each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable (except as provided by 12 U.S.C. §55 or any comparable provision of applicable state law); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not, individually or in the aggregate, have a Material Adverse Effect.

(n)    The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, (ii) result in any violation of the provisions of the charter or bylaws of First National Bank of Pennsylvania or, to such counsel’s knowledge, similar organizational documents of any Significant Subsidiary (other than First National Bank of Pennsylvania) or (iii) result in the violation of any law or regulation applicable to the Company or any Significant Subsidiary or any judgment or order applicable to the Company or any Significant Subsidiary, of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

(o)    To the knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so

Exhibit A-1-3

described in the Registration Statement, the Time of Sale Information or the Prospectus and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)    The documents incorporated by reference into the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related notes thereto and the other financial, accounting and statistical information and data included or omitted therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraphs (e), (f) and (i) above), and have not made an independent check or verification thereof. Based on such counsel’s participation, review and reliance as described above, without independent check and verification, such counsel advise you that no facts have come to such counsel’s attention that would lead us to believe that: (i) the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel express no belief, and make no statement, with respect to the financial statements and related notes thereto and the other financial, accounting and statistical information and data included or omitted therein or the documents incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters. Such opinion will be limited to the federal laws of the United States, the laws of the State of New York, the State of Delaware and the Commonwealth of Pennsylvania, and such counsel will express no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction.

Exhibit A-1-4

Exhibit A-2

Form of Opinion of Chief Legal Officer of the Company of the Company

(a)    The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Information and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Time of Sale Information and the Prospectus) and conforms to the descriptions thereof set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(b)    To the knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, that individually or in the aggregate, would have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others.

(c)    To the knowledge of such counsel, neither the Company nor any Significant Subsidiary is in violation of its charter, bylaws, or similar organizational documents and no default by the Company or any Significant Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(d)    The statements in the Company’s Annual Report on Form 10-K under the heading “Part 1 – Item 1. Business – Government Supervision and Regulation”, to the extent that they constitute summaries of the terms of contracts, agreements or other legal documents, matters of law or regulation or legal conclusions, fairly summarize the matters described therein, as of the date thereof, in all material respects.

The primary purpose of such counsel’s professional responsibilities was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraphs (a) and (d) above), and have not made an independent check or verification thereof. Based on such counsel’s participation, review and reliance as described above, without independent check and verification, such counsel advise you that no facts have come to such counsel’s attention that would lead me to believe that: (i) the Registration Statement, at the time of

Exhibit A-2-1

its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel express no belief, and make no statement, with respect to the financial statements and related notes thereto and the other financial, accounting and statistical information and data included or omitted therein or the documents incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto.

Such counsel is licensed to practice law in the Commonwealth of Pennsylvania, and such opinion is limited to matters of Pennsylvania Law and the federal laws of the United States. To the extent that any other law applies, it is assumed that such law is identical to Pennsylvania Law in all substantive respects.

Exhibit A-2-2

Exhibit B

Form of Chief Financial Officer’s Certificate

F.N.B. CORPORATION

Chief Financial Officer’s Certificate

February [●], 2020

I, Vincent J. Calabrese, Jr., do hereby certify that I am the Chief Financial Officer of F.N.B. Corporation (the “Company”) and, in my capacity as such and not in my individual capacity, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1.

I am providing this certificate in connection with the offering (the “Offering”) by the Company of an aggregate of $[●] principal amount of the Company’s [●]% Senior Notes due 2023 (the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”), dated February [●], 2020, between the Company, on the one hand, and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of underwriters named therein (collectively, the “Underwriters”), on the other hand, as further described in the preliminary prospectus supplement, dated February [●], 2020 relating to the Notes (together with the accompanying base prospectus dated May 16, 2018, including information incorporated therein by reference, the “Prospectus”).

2.

I am familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries. I have (i) read the Prospectus and (ii) supervised the compilation of and reviewed the information set forth in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019 (collectively referred to herein as the “2019 Information”), as incorporated by reference into the Prospectus.

3.	Nothing has come to my attention that causes me to believe that the information contained in the Prospectus is not true, correct and accurate in all material respects as of the date hereof.

4.

For purposes of this certificate, I or members of my staff who are responsible for the Company’s financial and accounting matters have performed the following procedures on the items included in the Company’s 2019 Information attached as Annex A that are circled, which will apply as indicated with respect to the letters referenced below, and, to my knowledge, such information was accurate in all material respects as of the date such information was filed with the Commission:

Exhibit B-1

(a)	Compared the amount to, or computed the amount from, a schedule or report prepared by the Company from the Company’s records and found it to be in agreement.

(b)	Proved the arithmetic accuracy (as adjusted for rounding, where applicable) based on data in the above-mentioned records and schedules.

Amounts and percentages have been rounded or truncated where appropriate.

This certificate is being furnished to the Underwriters solely to assist them in conducting their investigation of the Company and its subsidiaries in connection with the Offering. This certificate may be used by the Underwriters (i) in any litigation or regulatory proceeding, whether instituted by or against the Underwriters or otherwise, or (ii) to defend themselves against any liability, or alleged liability, in each case, relating to, or arising out of the materials (or representations thereon) specifically covered by this certificate.

[Signature Page Follows]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this chief financial officer’s certificate on behalf of the Company as of the date first written above.

By:
Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer

Exhibit B-3